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                                                                   Exhibit 3.39

                               STATE of DELAWARE
                           LIMITED LIABILITY COMPANY
                           CERTIFICATE of FORMATION

    .  First: The name of the limited liability company is Budget Truck Rental
       LLC

    . Second: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808. The name of its Registered agent at such address is Corporation Service Company

    . Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: "The latest date on which the limited liability company is to dissolve is ________________.)

    .  Fourth: (Insert any other matters the members determine to include herein.)
       ______________________________________________________________
       ______________________________________________________________
       ______________________________________________________________
       ______________________________________________________________
       ______________________________________________________________

In Witness Whereof, the undersigned have executed this Certificate of Formation this 25th day of July, 2005.

                                            By:   /s/ Lynn A. Feldman
                                                  -----------------------------
                                                  Authorized Person

                                            Name: Lynn A. Feldman
                                                  Typed or Printed